Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

RP France SARL

RP Security Limited

SmartVideoSystems GmbH

Syborg Informationsysteme OHG

Verint Systems B.V.

Verint Systems Canada Inc.

Verint Systems GmbH

Verint Systems (India) Private Ltd.

Verint Systems Ltd.

Verint Systems SAS

Verint Systems (Singapore) Pte. Ltd.

Verint Systems UK Ltd.

Verint Technology Inc.

Verint Video Solutions AB

Verint Video Solutions BV

Verint Video Solutions GmbH

Verint Video Solutions Inc.

Verint Video Solutions SL

Verint Video Solutions UK Limited